EXHIBIT 24

June 24, 2009

Power of Attorney

KNOW ALL BY THESE PRESENTS, that Edward W. Hartung, Jr. (“Hartung”), Manager and President of IC Bus, LLC, an Arkansas limited liability company (the “Company”), does hereby make, constitute and appoint John P. Waldron (“Waldron”) Vice President and Corporate Controller of Navistar, Inc., a Delaware corporation and the parent of IC Bus, LLC, as Hartung’s true and lawful attorney-in-fact, and Waldron is hereby authorized for Hartung in his name, place and stead to do, execute and perform each and everything necessary to execute and file with the Securities and Exchange Commission the Form 11-K Annual Report (“Form 11-K”) for the IC Corporation 401(k) Plan for the fiscal year ending December 31, 2008, and to do any and all other acts ancillary to the execution and filing of the Form 11-K, including but not limited to executing and filing any and all required documents ancillary to the Form 11-K.

Giving and granting unto said attorney full power and lawful authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the premises as fully to all intents and purposes as he may or could do, thereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Edward W. Hartung, Jr. has caused his name to be subscribed hereto this 24th day of June 2009.

/s/ Edward W. Hartung, Jr.
Edward W. Hartung, Jr., Manager and President,
IC, Bus, LLC

STATE OF ILLINOIS)
	)	SS:
COUNTY OF DuPage	)

I, Marianne D Troscinski a Notary Public in and for said County in the State aforesaid, do hereby certify that Edward W. Hartung, Jr., who is personally known to me to be the same person who executed the within instrument in writing, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act, for the uses and purposes therein specified.

Given under my hand and seal this 24th day of June 2009.

/s/ Marianne D. Troscinski
Notary Public

My commission expires:	08. 31. 2012